Exhibit 99.1

Media Contact:
Dana Stelsel
Corporate Communications Manager
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Mike Pettit
Vice President – Finance and Investor Relations
(765) 771-5581
michael.pettit@wabashnational.com

Wabash National Corporation Announces Intent To Seek New Senior Secured Term Facility

LAFAYETTE, Ind., -- March 3, 2015 -- Wabash National Corporation (“Wabash” or “the Company”) (NYSE: WNC) today announced that on Thursday, March 5, 2015, it will launch a process intended to secure a new, $192.8 million Senior Secured Term Facility with an expected maturity in 2022, and the expected inclusion of other terms and conditions similar to the Company’s existing Senior Secured Term Facility. The proceeds from a new Facility will be used to repay in full the outstanding balance on the Company’s existing Senior Secured Term Facility, which matures on May 8, 2019. The process for the new Senior Secured Term Facility will be arranged by Wells Fargo Securities, LLC, and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners.

Jeff Taylor, Senior Vice President and Chief Financial Officer, said, "Wabash National’s strong business performance, robust industry outlook, and solid financial position provide the opportunity to take this action as part of our ongoing commitment to prudently manage the overall financial risks of the Company and strengthen shareholder value. We believe this new facility and the terms we seek to obtain will lower our balance sheet risk well into the future and provide the flexibility to execute our capital allocation strategy of maintaining strong liquidity, deleveraging our balance sheet, returning capital to shareholders, and investing in the business, both organically and strategically."

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include statements about the ability to enter into a new senior secured term facility and the terms of that facility. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements, including factors specific to the Company and to the credit market generally. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, platform trailers, liquid tank trailers, intermodal equipment, engineered products, and composite products. Its innovative products are sold under the following brand names: Wabash National®, Transcraft®, Benson®, DuraPlate®, ArcticLite®, Walker Transport, Walker Defense Group, Walker Barrier Systems, Walker Engineered Products, Brenner® Tank, Beall®, Garsite, Progress Tank, TST®, Bulk Tank International and Extract Technology®. To learn more, visit www.wabashnational.com.

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